Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Evolus, Inc. 2017 Omnibus Incentive Plan of Evolus, Inc. of our report dated February 25, 2020, with respect to the financial statements of Evolus, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
February 25, 2020